Exhibit 99
FOR IMMEDIATE RELEASE	NEWS
August 7, 2008	Amex – NGS

NATURAL GAS SERVICES GROUP ANNOUNCES A 23% INCREASE IN DILUTED EARNINGS PER SHARE FOR THE THREE MONTHS ENDED JUNE 30, 2008

21% Increase In EBITDA For The Three Months Ended June 30, 2008
27% Increase In EPS (Diluted) For The Six Months Ended June 30, 2008

MIDLAND, Texas, August 7, 2008 – Natural Gas Services Group, Inc. (AMEX:NGS), a leading provider of equipment and services to the natural gas  industry, announces its financial results for the second quarter and six months ended June 30, 2008.

(in thousand of dollars, except per share amounts)	Three Months Ended June 30,		Change	Six Months Ended June 30,		Change
	2007	2008		2007	2008
	(unaudited)			(unaudited)

Revenue	$17,624	$19,478	11%	$34,336	$38,411	12%
Operating income	$4,134	$5,145	24%	$8,337	$10,598	27%
Net income	$2,646	$3,333	26%	$5,327	$6,850	29%
EPS (Basic)	$0.22	$0.28	27%	$0.44	$0.57	30%
EPS (Diluted)	$0.22	$0.27	23%	$0.44	$0.56	27%
EBITDA	$6,308	$7,650	21%	$12,580	$15,461	23%
Weighted avg. shares outstanding:
Basic	12,063	12,088		12,065	12,087
Diluted	12,091	12,152		12,087	12,150

Revenue: Total revenue increased from $17.6 million to $19.5 million, or 11%, for the three months ended June 30, 2008, compared to the same period ended June 30, 2007. This increase was primarily the result of a 40% growth in rental revenue.  Total revenues for the comparable six-month periods increased 12%, or $4.1 million. This increase was the result of 35% higher rental revenue.

Operating income:  Operating income increased from $4.1 million to $5.1 million, or 24%, for the three months ended June 30, 2008, compared to the same period ended June 30, 2007.  Operating income increased from $8.3 million to $10.6 million, or 27%, for the six months ended June 30, 2008 compared to the same period ended June 30, 2007.  Growth in operating income benefited primarily from the appreciably higher compressor sales and rental gross margins achieved in the comparable quarterly and year-to-date periods.  Operating income was also affected by the positive product mix shift between rental and sales, where relatively higher rental revenues and margins increased operating income during the period.

Net income:  Net income for the three months ended June 30, 2008, increased 26% to $3.3 million, as compared to net income of $2.6 million for the same period in 2007. Net income for the first half of 2008 increased 29% to $6.9 million, as compared to net income of $5.3 million for the same period in 2007.  The increase for the first six months of 2008 was mainly the result of increased operating income and lower interest expense on bank debt.

EBITDA:  EBITDA (see discussion of EBITDA at the end of this release) increased 21% to $7.7 million for the second quarter ended June 30, 2008, versus $6.3 million for the same period in 2007, and grew 23% for the comparable half-year periods.

Earnings per share:  Earnings per diluted share were $0.27 during the three months ending June 30, 2008 as compared to $0.22 during the same 2007 period, a 23% increase.  Comparing the first six months of 2007 versus 2008, our earnings per diluted share grew from $0.44 to $0.56, or 27%.
-1- (Exhibit 99)

Steve Taylor, President and CEO of Natural Gas Services Group, Inc., said “We are pleased our results this quarter and for the comparative six-month period continue to reflect vigorous growth in our compressor rental revenues, and that our sales revenues continue to generate exceptionally high margins.  Our fabricated output of rental compressors has ramped up in accordance with our expectations, and we anticipate that our 2008 fleet growth will trend towards the upper end of our previously projected 300-350 units.”

The Company has scheduled a conference call Thursday, August 7, 2008 at 10:00 a.m., Central Daylight Time, to discuss 2008 Second Quarter and Six Months Financial Results.

What:  Natural Gas Services Group, Inc. 2008 Second Quarter and Six Months Financial Results Conference Call

When: Thursday, August 7, 2008 at 10:00 a.m. CST

How:  Live via phone by dialing 800-624-7038.  Code: Natural Gas Services.  Participants to the Conference call should call in at least 5 minutes prior to the start time.

Steve Taylor, President and CEO of Natural Gas Services Group, Inc. will be leading the call and discussing second quarter and six months financial results.  Mr. Taylor will also be interviewed on FOX Business News Network at 2:40PM CDST/3:40PM EDST by Liz Claman, host of ‘Countdown To The Last Bell’.

About Natural Gas Services Group, Inc. (NGS)
NGS is a leading provider of small to medium horsepower, wellhead compression equipment to the natural gas industry with a primary focus on the non-conventional gas industry, i.e., coalbed methane, gas shales and tight gas. The Company manufactures, fabricates, rents and maintains natural gas compressors that enhance the production of natural gas wells. The Company also designs and sells custom fabricated natural gas compressors to particular customer specifications and sells flare systems for gas plant and production facilities. NGS is headquartered in Midland, Texas with manufacturing facilities located in Tulsa, Oklahoma, Lewiston, Michigan and Midland, Texas and service facilities located in major gas producing basins in the U.S.

For More Information, Contact:
Jim Drewitz, Investor Relations
530-669-2466
jim@jdcreativeoptions.com
Or visit the Company's website at www.ngsgi.com

-2- (Exhibit 99)

“EBITDA” reflects net income or loss before interest, taxes, depreciation and amortization.  EBITDA is a measure used by analysts and investors as an indicator of operating cash flow since it excludes the impact of movements in working capital items, non-cash charges and financing costs.  Therefore, EBITDA gives the investor information as to the cash generated from the operations of a business.  However, EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America (“GAAP”), and should not be considered a substitute for other financial measures of performance.  EBITDA as calculated by NGS may not be comparable to EBITDA as calculated and reported by other companies. The most comparable GAAP measure to EBITDA is net income. The reconciliation of net income to EBITDA and gross margin is as follows:

(in thousands of dollars)	Three months ended June 30,		Six months ended June 30,
	2007	2008	2007	2008
Net income	$2,646	$3,333	$5,327	$6,850
Interest expense	298	193	598	434
Provision for income taxes	1,554	1,760	3,128	3,688
Depreciation and amortization	1,810	2,364	3,527	4,489
EBITDA	$6,308	$7,650	$12,580	$15,461
Other operating expenses	1,262	1,485	2,462	2,835
Other expense (income)	(364)	(141)	(716)	(374)
Gross margin	$7,206	$8,994	$14,326	$17,922

We define gross margin as total revenue less cost of sales (excluding depreciation and amortization expense).  Gross margin is included as a supplemental disclosure because it is a primary measure used by our management as it represents the results of revenue and cost of sales (excluding depreciation and amortization expense), which are key components of our operations.  Because we use capital assets, depreciation expense is a necessary element of our costs and our ability to generate revenue and selling, general and administrative expense is a necessary cost to support our operations and required corporate activities.  Management uses this non-GAAP measure as a supplemental measure to other GAAP results to provide a more complete understanding of our performance.  As an indicator of our operating performance, gross margin should not be considered an alternative to, or more meaningful than, net income as determined in accordance with GAAP.  Our gross margin may not be comparable to a similarly titled measure of another company because other entities may not calculate gross margin in the same manner.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause NGS’s actual results in future periods to differ materially from forecasted results.  Those risks include, among other things, the loss of market share through competition or otherwise; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which could cause a decline in the demand for NGS’s products and services; and new governmental safety, health and environmental regulations which could require NGS to make significant capital expenditures. The forward-looking statements included in this press release are only made as of the date of this press release, and NGS undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

-3- (Exhibit 99)

NATURAL GAS SERVICES GROUP, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except per share amounts) (unaudited)
	December 31,	June 30,
	2007	2008
ASSETS
Current Assets:
Cash and cash equivalents	$245	$890
Short-term investments	18,661	6,427
Trade accounts receivable, net of doubtful accounts of $110 and $130, respectively	11,322	10,524
Inventory, net of allowance for obsolescence of $273 and $333, respectively	20,769	30,101
Prepaid income taxes	3,584	282
Prepaid expenses and other	641	83
Total current assets	55,222	48,307

Rental equipment, net of accumulated depreciation of $16,810 and $20,300, respectively	76,025	93,240
Property and equipment, net of accumulated depreciation of $4,792 and $5,203, respectively	8,580	8,910
Goodwill, net of accumulated amortization of $325, both periods	10,039	10,039
Intangibles, net of accumulated amortization of $1,145 and $1,299, respectively	3,324	3,170
Other assets	43	21
Total assets	$153,233	$163,687

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current portion of long-term debt and subordinated notes	$4,378	$3,378
Line of credit	600	—
Accounts payable	4,072	6,856
Accrued liabilities	3,990	5,888
Current income tax liability	3,525	97
Deferred income	81	1,751
Total current liabilities	16,646	17,970

Long term debt, less current portion	9,572	7,883
Deferred income tax payable	12,635	16,198
Other long term debt	—	150
Total liabilities	38,853	42,201

Stockholders’ equity:
Preferred stock, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, 30,000 shares authorized, par value $0.01;12,085 and 12,091 shares issued and outstanding, respectively	121	121
Additional paid-in capital	83,460	83,716
Retained earnings	30,799	37,649
Total stockholders' equity	114,380	121,486
Total liabilities and stockholders' equity	$153,233	$163,687

-4- (Exhibit 99)

NATURAL GAS SERVICES GROUP, INC. CONDENSED CONSOLIDATED INCOME STATEMENTS (in thousands, except earnings per share) (unaudited)
	Three months ended June 30,		Six months ended June 30,
	2007	2008	2007	2008
Revenue:
Sales, net	$10,159	$9,159	$19,665	$18,785
Rental income	7,222	10,095	14,162	19,105
Service and maintenance income	243	224	509	521
Total revenue	17,624	19,478	34,336	38,411

Operating costs and expenses:
Cost of sales, exclusive of depreciation stated separately below	7,292	6,238	13,962	12,631
Cost of rentals, exclusive of depreciation stated separately below	2,989	4,094	5,724	7,498
Cost of service and maintenance, exclusive of depreciation stated separately below	137	152	324	360
Selling, general, and administrative expense	1,262	1,485	2,462	2,835
Depreciation and amortization	1,810	2,364	3,527	4,489
Total operating costs and expenses	13,490	14,333	25,999	27,813

Operating income	4,134	5,145	8,337	10,598

Other income (expense):
Interest expense	(298)	(193)	(598)	(434)
Other income	364	141	716	374
Total other income (expense)	66	(52)	118	(60)

Income before provision for income taxes	4,200	5,093	8,455	10,538
Provision for income taxes	1,554	1,760	3,128	3,688
Net income	$2,646	$3,333	$5,327	$6,850

Earnings per share:
Basic	$0.22	$0.28	$0.44	$0.57
Diluted	$0.22	$0.27	$0.44	$0.56
Weighted average shares outstanding:
Basic	12,063	12,088	12,065	12,087
Diluted	12,091	12,152	12,087	12,150

-5- (Exhibit 99)

NATURAL GAS SERVICES GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of dollars) (unaudited)
	Six Months Ended June 30,
	2007	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,327	$6,850
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,527	4,489
Deferred taxes	42	3,688
Employee stock options expensed	194	181
Gain on sale of property and equipment	(9)	(14)
Changes in current assets and liabilities:
Trade accounts receivables, net	(995)	798
Inventory, net	(3,114)	(9,332)
Prepaid expenses and other	(107)	558
Accounts payable and accrued liabilities	2,970	4,682
Current income tax liability	468	(220)
Deferred income	464	1,670
Other	4	18
NET CASH PROVIDED BY OPERATING ACTIVITIES	8,771	13,368

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(9,011)	(21,897)
Purchase of short-term investments	(2,050)	(294)
Redemption of short-term investments	3,000	12,528
Proceeds from sale of property and equipment	34	35
NET CASH USED IN INVESTING ACTIVITIES	(8,027)	(9,628)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from other long-term debt	—	150
Proceeds from line of credit	—	500
Repayments of long-term debt	(2,753)	(2,689)
Repayments of line of credit	—	(1,100)
Proceeds from exercise of stock options and warrants	154	44
NET CASH USED IN FINANCING ACTIVITIES	(2,599)	(3,095)

NET CHANGE IN CASH	(1,855)	645

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	4,391	245
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,536	$890
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$496	$477
Income taxes paid	$2,683	$220

-6- (Exhibit 99)